UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/12/2007

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenhardie Corporate Center,
1275 Drummers Lane, Suite 100, Wayne, Pennsylvania 19807
(Address of principal executive offices, including zip code)

610-975-9533
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 12, 2007, Encorium Group, Inc. (the "Company") announced the appointment of Linda L. Nardone, Ph.D., RAC, as Executive Vice President and Chief Operating Officer of the Company effective November 12, 2007.

Since October, 2005, Dr. Nardone, 61, has served as a General Manager with Zila, Inc., a publicly traded specialty pharmaceutical company focused on the prevention, detection and treatment of oral diseases. From May 1999 to October 2005, Dr. Nardone served as Vice President, Clinical and Regulatory Affairs and Quality of Elusys Therapeutics, Inc., a privately-held biopharmaceutical company focused on the development of antibody-based therapies for the treatment of infectious disease.   Dr. Nardone has a Ph.D. in Physiology from Pennsylvania State University and a B.S. in Science from Fairleigh Dickinson University.

The Compensation Committee has approved a base salary for Dr. Nardone of $275,000 per annum, to be prorated for 2007 and has granted Dr. Nardone options to purchase 66,666 shares of the Company's common stock. In addition, Dr. Nardone will be given up to $25,000 for general relocation expenses. Beginning in 2008, Dr. Nardone will also be eligible to participate in any incentive bonus plans and/or deferred compensation plans then in effect.

The Company anticipates that it will enter into an executive compensation agreement with Dr. Nardone within six months of the commencement of her employment. It is expected that the executive compensation agreement will cover specific aspects of Dr. Nardone's employment and provide severance equal to her then current base salary in the event the Company terminates her employment other than for cause (to be defined in the executive compensation agreement) or in connection with a change in control (to be defined in the executive compensation agreement). In connection with the execution of the executive compensation agreement Dr. Nardone will be required to execute an agreement not to compete and non-solicitation agreement with the Company.

A copy of the press release announcing Dr. Nardone's appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
99.1 Press Release of Encorium Group, Inc. dated November 12, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encorium Group, Inc.

Date: November 12, 2007	By:	/s/ Lawrence R. Hoffman
Lawrence R. Hoffman
Executive Vice President, General Counsel, Secretary and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release of Encorium Group, Inc. dated November 12, 2007